  EXHIBIT 10.7

SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE (hereinafter, "Agreement") is made and entered into as of the 26th day of July, 2017 (the "Effective Date"), by and among: (i) M2 nGage Group Inc. ("M2"); and (ii) Allied International Fund, Inc. ("Allied"), Brookville Special Purpose Fund, LLC ("Brookville"), and Veritas High Yield Fund, LLC ("Veritas") (collectively, the "Secured Parties"); and (iii) Robert DePalo ("DePalo") (the aforementioned are referred to individually as a "Party" or collectively as the "Parties").

WHEREAS, the Secured Parties allege that Signal Point Holdings Corp. ("SPHC"), Signal Point Telecommunications Corp. ("SPTC"), Signal Point Corp., SignalShare Software Development Corp. ("SSSDC") and SignalShare Acquisition Corp. (collectively, the "Debtors") were indebted to the Secured Parties under certain loan documents and related documents (the "Loan Documents");

WHEREAS, on January 9, 2014, SPHC and DePalo entered into a "Consulting Agreement," pursuant to which DePalo agreed to provide consulting services to SPHC pursuant to the terms thereof (the "Consulting Agreement");

WHEREAS, as of October 26, 2015, SPHC, Roomlinx Inc. ("Roomlinx") and DePalo entered into a "Series B Preferred Termination, Consulting Agreement Modification and Settlement Agreement" (the "Series B Preferred Termination Agreement"), pursuant to which, among other things, the terms of the Consulting Agreement were modified;

WHEREAS, the Secured Parties alleged that as of April 7, 2016, the total indebtedness (the "Debt") owed under the Loan Documents to the Secured Parties amounted to \$5,719,544.12, comprised of the following: (i) \$2,471,845 owed to Brookville; (ii) \$518,790.10 owed to Veritas; and (iii) \$2,728,909.02 owed to Allied;

WHEREAS, the Secured Parties commenced actions in the United States District Court for the Southern District of New York, captioned *Allied International Fund, Inc. v. Signal Point Holdings Corp., et al*, Case No. 16 Civ. 1429 (Broderick, J.), and *Brookville Special Purpose Fund, LLC v. Signal Point Holdings Corp., et al*, Case No. 16 Civ. 1430 (Broderick, J.), seeking a judgment for the amounts allegedly owed by Debtors to the Secured Parties and a transfer by the Debtors to the Secured Parties of all collateral pledged as security for the Debt (the "Lawsuits");

WHEREAS, as of April 7, 2016, the Secured Parties, Debtors and Roomlinx, Inc., ("Roomlinx") entered into a "General Release and Settlement Agreement" and a "Restructuring, Omnibus Pledge, Security and Intercreditor Agreement" (together, the "2016 Settlement"). The 2016 Settlement resolved all disputes and all obligations between the Secured Parties and the Debtors existing at such time pursuant to certain terms set forth therein;

WHEREAS, Roomlinx agreed to a limited guaranty of the financial obligations set forth in the 2016 Settlement (the "Guaranty");

WHEREAS, pursuant to the 2016 Settlement, SPHC transferred its ownership in the shares of SPTC and SSSDC into a new entity, Digital Media Acquisition Group Corp. ("Digital Media");

WHEREAS, pursuant to the 2016 Settlement, Digital Media pledged and collaterally assigned to the Secured Parties all of the outstanding shares of common stock and assets of SPTC and SSSDC as collateral to secure to secure Debtors' repayment of the outstanding indebtedness allegedly due to the Secured Parties, as set forth in that certain Stock Pledge and Security Agreement, dated May 6, 2016 (the "Stock Pledge");

WHEREAS, on or about July 28, 2016, Roomlinx changed its name to M2 nGage Group, Inc.;

WHEREAS, subsequent to the 2016 Settlement and Stock Pledge, SPTC and SSSDC changed their names to M2 nGage Communications, Inc., and M2 nGage, Inc., respectively;

WHEREAS, as of October 24, 2016, the Secured Parties alleged that the Debtors had defaulted on their obligations under the 2016 Settlement and, as a result, the Secured Parties purported to foreclose (the "Foreclosure") upon and take ownership of the corporate assets of M2 nGage Communications, Inc. and M2 nGage, Inc. (the "Foreclosure Assets");

WHEREAS, the Secured Parties created M2 nGage Telecommunications II Corp. and M2 nGage Software Development and Design Corp to manage the Foreclosure Assets;

WHEREAS, it is undisputed by all Parties that M2 owes DePalo $455,000 as of July 1, 2017, and $17,500 per month through the term of the Consulting Agreement, all of which have been accrued on the books and financials of M2. DePalo alleges that the conditions under the Series B Preferred Termination Agreement were triggered in or about June 2017 and that he is owed $455,000 and $17,500 per month under the Consulting Agreement;

WHEREAS, M2 alleges that the purported Foreclosure was invalid and that, in any event, any and all debts and/or obligations that may have been owed to the Secured Parties and/or DePalo have been fully paid and/or extinguished and, as a result, M2 has no liability under its Guaranty;

WHEREAS, by this Agreement, the Parties desire fully and finally to settle and resolve all of their claims, differences and disputes in an amicable and mutually satisfactory manner, without trial or adjudication of any issues of fact or law and without admission of liability by any Party;

NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements, promises and covenants herein contained, and other good and valuable consideration, and intending to be legally bound, the Parties agree as follows:

1. **SECURED PARTIES' AND DEPALOS' RELEASE AND WAIVER OF CLAIMS.**

(a) " M2 Released Parties" means (i) M2 nGage Group, Inc. and its present and former officers, directors, shareholders, employees, agents, attorneys, representatives, affiliates, subsidiaries, parents, predecessors, successors and assigns; (ii) Andrew Bressman individually; (iii) Christopher Broderick individually; (iv) Aaron Dobrinsky individually; (v) Michael Tenore individually; and (vi) SAB Management LLC.

(b) Allied, for itself and for its affiliates, parents, subsidiaries, shareholders, directors, members, officers, employees, agents, successors, assigns and representatives, hereby waives, releases, acquits and forever discharges each of the M2 Released Parties from any and all claims, demands, debts, causes of action, suits, contracts, agreements, accounts and liabilities of any kind, including costs, expenses and attorneys' fees, whether known or unknown, foreseeable or unforeseeable, contingent or liquidated, that Allied has, or may have, against any and/or all M2 Released Parties, except as specifically provided in this Agreement. This releases all claims, including those of which Allied is not aware and those not mentioned in this Agreement. This release applies to claims and rights resulting from anything that has happened up to now. This release does not apply to claims arising under, or after the date of, this Agreement, and nothing contained in this paragraph is, or shall be deemed to be, a waiver, release, acquittal or discharge of any of the M2 Released Parties' obligations under this Agreement.

(c) Brookville, for itself and for its affiliates, parents, subsidiaries, shareholders, directors, members, officers, employees, agents, successors, assigns and representatives, hereby waives, releases, acquits and forever discharges each of the M2 Released Parties from any and all claims, demands, debts, causes of action, suits, contracts, agreements, accounts, and liabilities of any kind, including costs, expenses and attorneys' fees, whether known or unknown, foreseeable or unforeseeable, contingent or liquidated, that Brookville has, or may have, against any and/or all M2 Released Parties, except as specifically provided in this Agreement. This releases all claims, including those of which

Brookville is not aware and those not mentioned in this Agreement. This release applies to claims and rights resulting from anything that has happened up to now. This release does not apply to claims arising under, or after the date of, this Agreement, and nothing contained in this paragraph is, or shall be deemed to be, a waiver, release, acquittal or discharge of any of the M2 Released Parties' obligations under this Agreement.

(d) Veritas, for itself and for its affiliates, parents, subsidiaries, shareholders, directors, members, officers, employees, agents, successors, assigns and representatives, hereby waives, releases, acquits and forever discharges each of the M2 Released Parties from any and all claims, demands, debts, causes of action, suits, contracts, agreements, accounts, and liabilities of any kind, including costs, expenses and attorneys' fees, whether known or unknown, foreseeable or unforeseeable, contingent or liquidated, that Veritas has, or may have, against any and/or all M2 Released Parties, except as specifically provided in this Agreement. This releases all claims, including those of which Veritas is not aware and those not mentioned in this Agreement. This release applies to claims and rights resulting from anything that has happened up to now. This release does not apply to claims arising under, or after the date of, this Agreement, and nothing contained in this paragraph is, or shall be deemed to be, a waiver, release, acquittal or discharge of any of the M2 Released Parties' obligations under this Agreement.

(e) DePalo, for himself and for his agents, successor, assigns, heirs and representatives, hereby waives, releases, acquits and forever discharges each of the M2 Released Parties from any and all claims, demands, debts, causes of action, suits, contracts, agreements, accounts, and liabilities of any kind, including costs, expenses and attorneys' fees, whether known or unknown, foreseeable or unforeseeable, contingent or liquidated, that DePalo has, or may have, against any and/or all M2 Released Parties, including but not limited to any obligations under the Consulting Agreement or the Series B Preferred Termination Agreement, except as specifically provided in this Agreement. This releases all claims, including those of which DePalo is not aware and those not mentioned in this Agreement. This release applies to claims and rights resulting from anything that has happened up to now. This release does not apply to claims arising under, or after the date of, this Agreement, and nothing

contained in this paragraph is, or shall be deemed to be, a waiver, release, acquittal or discharge of any of the M2 Released Parties' obligations under this Agreement. Moreover, DePalo specifically reaffirms that his Series B Stock is terminated and he has no rights with respect thereto and all rights under the Series B Preferred Termination Agreement are terminated as well.

(f) Rosemarie DePalo ("Rosemarie"), for herself and for her agents, successors, assigns, heirs and representatives, hereby waives, releases, acquits and forever discharges each of the M2 Released Parties from any and all claims, demands, debts, causes of action, suits, contracts, agreements, accounts, and liabilities of any kind, including costs, expenses and attorneys' fees, whether known or unknown, foreseeable or unforeseeable, contingent or liquidated, that Rosemarie has, or may have, against any and/or all M2 Released Parties, except as specifically provided in this Agreement. This releases all claims, including those of which Rosemarie is not aware and those not mentioned in this Agreement. This release applies to claims and rights resulting from anything that has happened up to now. This release does not apply to claims arising under, or after the date of, this Agreement, and nothing contained in this paragraph is, or shall be deemed to be, a waiver, release, acquittal or discharge of any of the M2 Released Parties' obligations under this Agreement.

2. **M2'S RELEASE AND WAIVER OF CLAIMS.**

(a) "DePalo Released Parties" means: (i) Veritas, its present and former officers, shareholders, directors, employees, agents, attorneys, representatives, affiliates, subsidiaries, predecessors, successors and assigns; (ii) Brookville, its present and former officers, shareholders, directors, employees, agents, attorneys, representatives, affiliates, subsidiaries, predecessors, successors and assigns; (iii) Allied, its present and former officers, shareholders, directors, employees, agents, attorneys, representatives, affiliates, subsidiaries, predecessors, successors and assigns; (iv) DePalo individually; and (vi) Rosemarie individually.

(b) M2, for itself and for its affiliates, parents, subsidiaries, directors, members, officers, employees, agents, successors, assigns and representatives, hereby waives, releases, acquits and forever discharges each of the DePalo Released Parties from any and all claims, demands, debts, causes

of action, suits, contracts, agreements, accounts, and liabilities of any kind, including costs, expenses and attorneys' fees, whether known or unknown, foreseeable or unforeseeable, contingent or liquidated, that M2 has, or may have, against any and/or all DePalo Released Parties. This releases all claims, including those of which M2 is not aware and those not mentioned in this Agreement. This release applies to claims and rights resulting from anything that has happened up to now. This release does not apply to claims arising under, or after the date of, this Agreement, and nothing contained in this paragraph is, or shall be deemed to be, a waiver, release, acquittal or discharge of any of the DePalo Released Parties' obligations under this Agreement.

3. **THE SETTLEMENT CONSIDERATION**. In exchange for the Release, M2 shall pay to DePalo a total of $350,000 (the "Settlement Payment") via electronic transfer on or before July 27, 2017, to the escrow account of Peter R. Ginsberg Law, LLC at Wells Fargo NA, ABA No.: 12100248, Account No.: 3244044818, FBO Peter R. Ginsberg, where such funds shall be held and released only upon the due execution of this Agreement by all signatories hereto, which will be provided on or before July 27, 2017.

4. **INDEMNIFICATION AND INSURANCE.**

(a) M2 hereby agrees to indemnify DePalo against any and all claims of Anna Setola made as of the date hereof or any claims related thereto (the "Lawsuit") and, in the event of a judgment or settlement of claims against DePalo, M2 shall pay such amounts and notify DePalo with copy to Peter R. Ginsberg, Esq. M2, in its absolute discretion, within ten (10) days of the execution of this Agreement shall select and retain an attorney to represent DePalo in defense of the Lawsuit and immediately inform Steven Vanderlinden of Garthenberg Howard LLP that they are representing DePalo and, notwithstanding that DePalo has not yet been served, and DePalo's counsel shall be instructed to copy Peter R. Ginsberg on all correspondence, communications and pleadings related to the Lawsuit, and M2 shall be solely responsible for payment of such attorney's fees and expenses. DePalo represents and warrants that he has not been served with a complaint in the Lawsuit and his time to respond has not yet started. However, on April 28, 2017 counsel for Ms. Setola wrote DePalo that if counsel did not receive an Answer or response

to the Complaint of Setola vs DePalo et,al Docket No: BER-L-312-17, on or before May 5, 2017, Ms. Setola will seek a default judgement against DePalo. Upon receipt of this notice the law firm of Peter R. Ginsberg wrote Ms. Setola's counsel advising them that DePalo has not been served and to produce proof of service. To date no proof of service has been supplied nor did counsel respond to the letter sent by Mr. Ginsberg.

(b) M2 shall submit an insurance claim with respect to any claims against DePalo in connection with any claim involving M2 or SPHC that occurred prior to March 26, 2015, and to indemnify DePalo for all such claims. DePalo was CEO of SPCH from October 2012 through March 2015 and, as such, M2 agrees to pay for the retention of counsel for DePalo and defense of any and all claims that may be brought against DePalo for any actions or events relating to, or which occurred, during such period. Notwithstanding the following, M2 shall not be required to defend DePalo for any claims made by the Secured Parties or their respective members or shareholders. DePalo represents and warrants that except for the litigation herein referenced, he has no knowledge of the existence, assertion and/or threat of any DePalo Claims by any person or entity.

(c) Brookville, Veritas and Allied hereby agree to indemnify the M2 Released Parties against any and all claims by their respective shareholders or members, resulting from: (i) any circumstance or event as of the date of this Agreement; and/or (ii) any representation or warranty made under this Agreement.

(d) Rosemarie hereby agrees to indemnify the M2 Released Parties against any and all claims by Allied, and/or its shareholders, resulting from: (i) any circumstance or event as of the date of this Agreement; and/or (ii) any representation or warranty made under this Agreement.

5. **TERMINATION OF UCCs.** As a condition to release of the Settlement Payment from the escrow account identified in Paragraph 3 above, the Secured Parties herein-irrevocably authorize M2 , its agents or CSC Financial to file on their behalf, UCC3s or other filing termination statements with respect to any and all UCC financing statements and/or other liens filed against M2 and/or any of its

affiliates, predecessors and/or subsidiaries. In the event that additional documentation or authorizations are required, the Secured Parties shall cooperate by executing any documentation needed to facilitate same.

6. **NO ADMISSION OF FAULT.** Nothing contained in this Agreement nor any action taken or not taken by any Party in connection with this Agreement constitutes or shall be deemed to be an admission of fault or liability, such fault and liability being expressly denied by each Party.

7. **AUTHORITY TO ENTER INTO AGREEMENT.** Each of the Parties hereto covenants, represents and warrants to and with the other that it has all authority necessary to execute this Agreement, and, that upon execution, this Agreement will be fully binding and enforceable in accordance with its terms. No other consents or approvals of any other or third parties are required or necessary for this Agreement to be so binding. DePalo specifically represents that he is authorized to enter into this Agreement on behalf of Brookville and Veritas. Moreover, Rosemarie specifically represents that she is authorized to enter into this Agreement on behalf of Allied.

8. **REPRESENTATION BY COUNSEL.** The Parties each explicitly represents and acknowledges that he, she or it has had the opportunity to be represented by counsel in the negotiation and execution of this Agreement; this Agreement was executed voluntarily without any duress or undue influence on the part of or on behalf of the Parties hereto; they have read and understood this Agreement and its legal effect; and, that they have had a reasonable opportunity to obtain legal counsel for advice and representation in connection with this Agreement.

9. **COUNTERPARTS.** This Agreement may be executed in counterparts which shall be deemed fully executed when signed by all Parties.

10. **MERGER.** This Agreement represents the entire agreement between and among the Parties hereto, which shall not be amended or modified hereafter except in writing and signed by all the Parties hereto. This Agreement shall be binding upon the Parties hereto, and may not be released, discharged, abandoned, supplemented, amended, changed or modified in any manner, orally or otherwise, except by an instrument in writing concurrent or subsequent date, signed by all of the Parties hereto. This

Agreement supersedes and cancels all previous negotiations, understandings, agreements, commitments, writings, and side-letters between the Parties hereto.

11. **EFFECT**. This Agreement shall be binding upon and inure to the benefit of all the Parties hereto, their respective heirs, successors and assigns, and all administrators, trustees and receivers of their respective estates.

12. **GOVERNING LAW**. This Agreement shall be construed, governed by and administered in accordance with the laws of the State of New York without regard to conflict of law provisions. The Parties hereby each submit to the exclusive jurisdiction of the courts of the State of New York, regardless of the Parties' domicile, residence or citizenship at the time of any such litigation or mediation.

13. **CONSTRUCTION OF AGREEMENT**. This Agreement involves compromises of the Parties' previously stated legal positions. The Parties expressly acknowledge that they have entered into this Agreement to resolve any and all disputes or potential disputes among them. As the product of informed negotiations, this Agreement shall not be subject to the doctrine of *contra proferentem*, the doctrine of ambiguities, or any similar doctrine when being construed or interpreted, nor shall any Party be deemed the drafter hereof.

14. **COSTS.** Each Party agrees to bear all of its own costs, fee and expenses including, without limitation, attorneys' fees in connection with this Action.

15. **AMENDMENT, TERMINATION AND WAIVER**. This Agreement may not be amended or terminated, and no right or obligation under this Agreement may be waived, except by written instrument signed by all Parties.

16. **NON-WAIVER**. The Parties agree that nothing contained in this Agreement shall be deemed a waiver of, release of, discharge of, or covenant not to sue concerning their respective rights, duties and obligations under this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the dates indicated below their signature or that of their authorized representative, intending to be fully bound hereby.

M2nGage Group Inc.

By: Michael Tenore
Title: General Counsel / Director

STATE OF ______________)
) ss:
COUNTY OF ______________)

On this, the _____ day of ______________, 2017, before me, a Notary Public, the undersigned officer, personally appeared ______________, who acknowledged himself/herself to be the ______________ of **M2nGage Group Inc.**, a __________ corporation, and that he/she, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of **M2nGage Group Inc.**

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

____
Notary Public

See the attached for Notary.

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT **CIVIL CODE § 1189**

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California)
County of Los Angeles)

On July 27, 2017 before me, Soon Gyu Guimm, Notary public
Date Here Insert Name and Title of the Officer

personally appeared Michael Tenore
Name(s) of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

SOON GYU GUIMM
Commission # 2137268
Notary Public - California
Los Angeles County
My Comm. Expires Jan 11, 2020

WITNESS my hand and official seal.

Signature [signature]
Signature of Notary Public

Place Notary Seal Above

OPTIONAL

Though this section is optional, completing this information can deter alteration of the document or fraudulent reattachment of this form to an unintended document.

Description of Attached Document Settlement Agreement and Mutual

Title or Type of Document: General Release Document Date: —

Number of Pages: 17 Signer(s) Other Than Named Above: Rosemarie Depalo & Robert Depalo Signed

Capacity(ies) Claimed by Signer(s)

Signer's Name:	Signer's Name:
☐ Corporate Officer — Title(s):	☐ Corporate Officer — Title(s):
☐ Partner — ☐ Limited ☐ General	☐ Partner — ☐ Limited ☐ General
☐ Individual ☐ Attorney in Fact	☐ Individual ☐ Attorney in Fact
☐ Trustee ☐ Guardian or Conservator	☐ Trustee ☐ Guardian or Conservator
☐ Other:	☐ Other:
Signer Is Representing:	Signer Is Representing:

©2014 National Notary Association • www.NationalNotary.org • 1-800-US NOTARY (1-800-876-6827) Item #5907

Allied International Fund, Inc.

By: Rosemarie DePalo
Title: CEO

STATE OF NEW YORK)

[illegible]
Notary Public State of New York
No. [illegible]
Qualified in New York County
Commission Expires May [illegible]

COUNTY OF NEW YORK) ss:

On this, the 26th day of July, 2017, before me, a Notary Public, the undersigned officer, personally appeared Rosemarie DePalo, who acknowledged himself/herself to be the CEO, Sole Officer and Sole Shareholder of **Allied International Fund, Inc.**, a New York corporation, and that he/she, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of **Allied International, Inc.**

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

56842 0001-14724012v1

Brookville Special Purpose Fund, LLC

By: Robert DePalo
Title: CEO and Managing Member

STATE OF NEW YOK)

GARY A. SCHONWALD
Notary Public State of New York
No. 02SC6165282
Qualified In New York County
Commission Expires May 7 2019

COUNTY OF NEW YORK) ss.

On this, the 26thday of July, 2017, before me, a Notary Public, the undersigned officer, personally appeared Robert DePalo, who acknowledged himself/herself to be the CEO and Managing Member of **Brookville Special Purpose Fund, LLC**, a Delaware limited liability company, and that he/she, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of **Brookville Special Purpose Fund, LLC**.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

Veritas High Yield Fund, LLC

By: Robert DePalo
Title: CEO and Managing Member

STATE OF NEW YORK)

GARY A. SCHONWALD
Notary Public State of New York
No. 02SC6365252
Qualified In New York County
Commission Expires May 7 2019

COUNTY OF NEW YORK) ss:

On this, the 26th day of July, 2017, before me, a Notary Public, the undersigned officer, personally appeared Robert DePalo, who acknowledged himself/herself to be the CEO and Managing Member of **Veritas High Yield Fund, LLC**, a Delaware limited liability company, and that he/she, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of **Veritas High Yield Fund, LLC**.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

56842/0001-14724812v4

Robert DePalo

STATE OF NEW YORK)

GARY A. SCHONWALD
Notary Public State of New York
No. 02SC6165252
Qualified in New York County
Commission Expires May 7 2019

COUNTY OF NEW YORK) ss:

On this, the 26th day of July, 2017, before me, personally appeared, **Robert DePalo**, to me known and known to be the person described in and who executed the foregoing instrument and he thereupon duly acknowledged to me that he executed the same.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

56842.0001-1477248124.4

Rosemarie DePalo

STATE OF NEW YORK)

COUNTY OF NEW YORK) ss:

GARY A. SCHONWALD
Notary Public State of New York
No. [illegible]
Qualified in New York County
Commission Expires May 7 2019

On this, the 26th day of July, 2017, before me, personally appeared, **Rosemarie DePalo**, to me known and known to be the person described in and who executed the foregoing instrument and she thereupon duly acknowledged to me that she executed the same.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

Cole Schotz P.C.

By: Michael D. Sirota, Esq
Attorneys for M2 nGage Group, Inc.
1325 Avenue of the Americas
19th Floor
New York, New York 10019-6079

Peter R. Ginsberg Law, LLC

Peter R. Ginsberg (BB)
By: Peter R. Ginsberg, Esq.
Attorneys for the Secured Parties, Robert DePalo and Rosemarie DePalo
80 Pine Street, 33rd Floor
New York, NY 10005